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                                                                   Exhibit 23.1


                   INDEPENDENT ACCOUNTANTS' CONSENT


Board of Directors
The White House, Inc.:


     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts," "Summary Financial and Operating Data" and "Selected Financial and Operating Data."


/s/ KPMG LLP

Baltimore, Maryland
June 23, 2003